DG

DiMuroGinsberg PC
ATTORNEYS AT LAW

Bernard J. DiMuro
Nina J. Ginsberg
Michael S. Lieberman
Jonathan R. Mook
C. Thomas Hicks III
Stephen L. Neal, Jr.
Andrea L. Moseley
Stacey Rose Harris
Kendall A. Almerico*
M. Jarrad Wright
Sara M. Sakagami
Rachael E. Luzietti

Harvey B. Cohen
Senior Counsel

Cecil E.Key †
of counsel
Jay P. Kesan †
of counsel
Teresa M. Summers †
of counsel

June 6, 2016

James Watt
Chief Executive Officer
BrewDog USA Inc.
65 East State Street, Suite 1800
Columbus, OH 43215

Re: BrewDog USA, Inc.

Dear Mr. Watt:

In connection with the Regulation A offering of Common Stock for BrewDog USA Inc. dated June 6, 2016, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the shares of Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very Truly Yours,

Kendall Almerico

Kendall A. Almerico

† Member Of Key Ip Law Group
* Licensed only in FL

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